THIRD AMENDMENT TO LOAN AGREEMENT


     THIS THIRD AMENDMENT TO LOAN AGREEMENT (the "Third Amendment") is made and entered into this 28th day of January, 2002, by and between HERLEY INDUSTRIES, INC., a Delaware corporation, having offices at 3061 Industry Drive, Lancaster, Pennsylvania 17603 (the "Borrower") and ALLFIRST BANK, a Maryland state-chartered commercial bank, successor to The First National Bank of Maryland, a division of FMB Bank, having offices at 1703 Oregon Pike, Lancaster, Pennsylvania 17601 (the ALender@).

                              B A C K G R O U N D :

     A. Borrower has borrowed from Lender and desires to continue to borrow from Lender in connection with the operation of its business(es). On February 16, 1999, the parties entered into a Loan Agreement relative to a Revolving Loan and a Mortgage Loan, which was amended by an Amendment to Loan Agreement dated January 11, 2000, and by a Second Amendment to Loan Agreement dated February 15, 2001 (as amended, the AAgreement@). The Agreement is incorporated herein by reference and made a part hereof. All capitalized terms used herein without definition which are defined in the Agreement shall have the meanings set forth therein.

     B. The parties desire to further amend the Agreement.

     C. Borrower has no defense, charge, defalcation, claim, plea, demand or set-off against the Agreement or any of the Loan Documents.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. That the above Background is incorporated herein by reference.

     2. That Section 1.1 of the Agreement is amended to extend the current Revolving Loan Maturity Date from January 31, 2003, to January 31, 2004.

     3. That Section 2.5 of the Agreement is amended to provide that interest will accrue on the outstanding principal balance of the Revolving Loan at a rate per annum equal to the Federal Funds Target Rate as established by the Federal Open Market Committee of the Federal Reserve Board, as in effect from time to time, plus 1.65%. The interest rate shall change effective with the Bank=s implementation of changes in the Federal Funds Target Rate as publicly announced.

     4. That Section 6.11 of the Agreement is amended to provide that Borrower will not permit the Tangible Net Worth of Borrower, on a consolidated basis, to be less than $35,000,000 at any time while any Loan remains outstanding and unpaid or any other amount is owing under any Loan Document to Lender.

     5. That Section 6.12 of the Agreement is amended to provide that Borrower shall at all times maintain a maximum Debt-to-Tangible Net Worth Ratio of 1.50-to-1 while any Loan remains outstanding and unpaid or any other amount is owing under any Loan Document to Lender.

     6. That the Borrower reaffirms and restates the representations and warranties set forth in Article VII of the Agreement, as amended by this Third Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date(s). The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lender that (i) this Third Amendment has been duly authorized, executed and delivered and constitute a legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms; (ii) the Borrower is not in default under the Agreement or any of the other Loan Documents, and the Borrower is in full compliance with all of the terms and conditions thereof; (iii) no event exists, or is likely to exist in the future, which with the passage of time, notice, or both, will constitute a default under the Agreement or any of the other Loan Documents; and (iv) there have been no material adverse changes in the Borrower=s finances or operations which would cause the Borrower to be in default under any of the financial covenants contained in the Loan Documents.

     7. That the terms and conditions, paragraph sections, collateral and guaranty requirements, representations and warranties of the Agreement and Loan Documents, together with all understandings by and between the parties to this Third Amendment evidenced by writings of the same or subsequent date not in conflict with the above modifications under this Third Amendment shall remain in full force and effect as the agreement of the parties relative to the Loans, and are hereby ratified, reaffirmed and con- firmed.

     8. That all references to the Agreement, the Loan Documents, and the other documents and instruments delivered pursuant to or in connection therewith, as well as in writings of the same or subsequent date, shall mean the Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time. Similarly, all references to The First National Bank of Maryland, a division of FMB Bank, shall be deemed to have been made and to refer to Allfirst Bank, successor to The First National Bank of Maryland, a division of FMB Bank.

     9. That the parties hereto shall, at any time, and from time to time following the execution of this Third Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Third Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective duly authorized officers all as of the day and year first above written.

ATTEST:                                  HERLEY INDUSTRIES, INC.,
                                         a Delaware corporation

/s/ John Kelley                          By: /s/ Myron Levy
Title:  Sr. Vice President               Title:  CEO


/s/ John Kelley                          By:  /s/ A. C. Garefino
Title: Sr. Vice President                Title: VP Finance/CFO


                                         ALLFIRST BANK, successor to The First
                                         National Bank of Maryland, a Division
                                         of FMB Bank

                                         By:  /s/ Jane E. Kline
                                         Title:  Vice President


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